UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) May 1, 2013

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Tellabs, Inc. (the Company) held its Annual Meeting of Stockholders on May 1, 2013. Set forth below are the voting results for each of the proposals submitted to a vote of the stockholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors
	Alex Mashinsky	233,170,881	7,918,830	31,699,284	58,366,615
	Gregory J. Rossmann	264,270,423	8,175,816	342,756	58,366,615
	Vincent H. Tobkin	262,307,456	10,138,612	342,927	58,366,615
	Mikel H. Williams	264,275,070	8,183,520	330,405	58,366,615

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Amendment of the Company’s Restated Certificate of Incorporation to Declassify the Board of Directors	235,552,959	36,557,889	678,147	58,366,615

		Votes For	Votes Against	Abstentions	Broker Non-Votes
3.	Approval, on an Advisory Basis, of Named Executive Officer Compensation	258,097,073	11,208,788	3,483,134	58,366,615

		Votes For	Votes Against	Abstentions	Broker Non- Votes
4.	Reapproval of Performance Criteria under the Company’s Amended & Restated 2004 Incentive Compensation Plan	261,947,982	10,188,718	652,295	58,366,615

		Votes For	Votes Against	Abstentions	Broker Non-Votes
5.	Ratification of Appointment of Independent Registered Auditor for Fiscal Year 2013	313,994,983	16,227,257	933,370	n/a

Item 8.01 Other Events

As previously reported, on August 24, 2012, Michael J. Birck, the Chairman of the Company’s Board of Directors (the Board), announced that he will not seek re-election to the Board at the Company’s 2013 Annual Stockholders Meeting on May 1, 2013.

On May 1, 2013, the Company issued a press release announcing Vincent H. Tobkin has been elected as the new Chairman of the Board, effective as of the end of the Annual Stockholders Meeting. Mr. Tobkin is a current member of the Board and served as the lead director prior to his appointment as Chairman of the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

May 2, 2013

(Date)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 1, 2013